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                                   EXHIBIT 21

                            ICURIE, INC. SUBSIDIARIES

1. ICURIE LAB HOLDINGS LIMITED, A COMPANY FORMED UNDER THE LAWS OF ENGLAND AND WALES

2.    ICURIE LAB, INC., A KOREAN COMPANY

3.    QOOL INNOVATIONS LIMITED, A COMPANY FORMED UNDER THE LAWS OF ENGLAND AND
      WALES